Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe
408-536-4416
ir@adobe.com
Public Relations Contact
Dan Berthiaume
Adobe
408-536-2584
dberthia@adobe.com

FOR IMMEDIATE RELEASE
Adobe Achieves Record Revenue
Creative ARR Exceeds $5 Billion in Q1 FY2018

SAN JOSE, Calif. - March 15, 2018 - Adobe (Nasdaq:ADBE) today reported financial results for its first quarter fiscal year 2018 ended March 2, 2018.

Financial Highlights

•	Adobe achieved record quarterly revenue of $2.08 billion in its first quarter of fiscal year 2018, which represents 24 percent year-over-year growth.

•	Diluted earnings per share was $1.17 on a GAAP-basis, and $1.55 on a non-GAAP basis.

•	Digital Media segment revenue was $1.46 billion, with Creative revenue growing to $1.23 billion and Document Cloud achieving revenue of $231 million.

•
Digital Media Annualized Recurring Revenue (“ARR”) grew to $5.72 billion exiting the quarter, a quarter-over-quarter increase of $336 million. Creative ARR grew to $5.07 billion, and Document Cloud ARR grew to $647 million.

•	Digital Experience segment revenue was $554 million, which represents 16 percent year-over-year growth.

•	Operating income grew 50 percent and net income grew 46 percent year-over-year on a GAAP-basis; operating income grew 43 percent and net income grew 64 percent year-over-year on a non-GAAP basis.

•	Cash flow from operations was $990 million, and deferred revenue grew 25 percent year-over-year to approximately $2.57 billion.

•	Adobe repurchased approximately 1.6 million shares during the quarter, returning $301 million of cash to stockholders.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.
Executive Quotes
“Adobe’s outstanding growth is driven by enabling our customers to be more creative, work smarter and transform their businesses through our relentless focus on delivering innovation and intelligence across our solutions,” said Shantanu Narayen, president and CEO, Adobe.
“Our leadership in the large addressable markets we created, combined with Adobe’s leveraged operating model, contributed to another record quarter in Q1,” said Mark Garrett, executive vice president and CFO, Adobe.

Adobe to Webcast Earnings Conference Call
Adobe will webcast its first quarter fiscal year 2018 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides, financial targets and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to business momentum, product adoption, revenue, annualized recurring revenue, subscription bookings, non-operating other expense, tax rate on a GAAP and non-GAAP basis, earnings per share on a GAAP and non-GAAP basis, and share count, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, acquire, market and offer products and services that meet customer requirements, introduction of new technology, complex sales cycles, fluctuations in subscription renewal rates, our ability to predict such renewals and risks related to the timing of revenue recognition from our subscription offerings, potential interruptions or delays in hosted services provided by us or third parties, risks associated with cyber-attacks, information security and privacy, failure to realize the anticipated benefits of past or future acquisitions, changes in accounting principles and tax regulations, and uncertainty in the financial markets and economic conditions in the countries we operate as a multinational corporation. For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2017 ended Dec. 1, 2017, and Adobe's Quarterly Reports on Form 10-Q issued in fiscal year 2018.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Annual Report on Form 10-Q for our quarter ended March 2, 2018, which Adobe expects to file in March 2018.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe

Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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© 2018 Adobe Systems Incorporated. All rights reserved. Adobe and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended
	March 2, 2018	March 3, 2017
Revenue:
Subscription	$1,793,358	$1,383,856
Product	171,608	183,385
Services and support	113,981	114,405
Total revenue	2,078,947	1,681,646

Cost of revenue:
Subscription	164,685	141,181
Product	12,877	14,333
Services and support	81,340	81,823
Total cost of revenue	258,902	237,337

Gross profit	1,820,045	1,444,309

Operating expenses:
Research and development	348,769	285,077
Sales and marketing	580,957	520,297
General and administrative	170,440	150,808
Amortization of purchased intangibles	17,146	19,128
Total operating expenses	1,117,312	975,310

Operating income	702,733	468,999

Non-operating income (expense):
Interest and other income (expense), net	16,672	7,206
Interest expense	(19,899)	(18,130)
Investment gains (losses), net	2,996	2,557
Total non-operating income (expense), net	(231)	(8,367)
Income before income taxes	702,502	460,632
Provision for income taxes	119,426	62,186
Net income	$583,076	$398,446
Basic net income per share	$1.18	$0.81
Shares used to compute basic net income per share	492,061	494,612
Diluted net income per share	$1.17	$0.80
Shares used to compute diluted net income per share	499,433	500,861

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	March 2, 2018	December 1, 2017
ASSETS

Current assets:
Cash and cash equivalents	$2,666,981	$2,306,072
Short-term investments	3,480,989	3,513,702
Trade receivables, net of allowances for doubtful accounts of $9,284 and $9,151, respectively	1,062,690	1,217,968
Prepaid expenses and other current assets	270,154	210,071
Total current assets	7,480,814	7,247,813

Property and equipment, net	991,674	936,976
Goodwill	5,843,899	5,821,561
Purchased and other intangibles, net	353,740	385,658
Deferred income taxes	149,710	—
Other assets	153,648	143,548
Total assets	$14,973,485	$14,535,556

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$131,090	$113,538
Accrued expenses	911,044	993,773
Income taxes payable	10,591	14,196
Deferred revenue	2,483,744	2,405,950
Total current liabilities	3,536,469	3,527,457

Long-term liabilities:
Debt	1,874,794	1,881,421
Deferred revenue	88,460	88,592
Income taxes payable	690,468	173,088
Deferred income taxes	—	279,941
Other liabilities	149,266	125,188
Total liabilities	6,339,457	6,075,687

Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	5,208,588	5,082,195
Retained earnings	9,830,399	9,573,870
Accumulated other comprehensive income (loss)	(109,939)	(111,821)
Treasury stock, at cost (107,954 and 109,572, respectively), net of reissuances	(6,295,081)	(6,084,436)
Total stockholders’ equity	8,634,028	8,459,869
Total liabilities and stockholders’ equity	$14,973,485	$14,535,556

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	March 2, 2018	March 3, 2017
Cash flows from operating activities:
Net income	$583,076	$398,446
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	76,522	80,809
Stock-based compensation expense	130,488	98,310
Unrealized investment (gains) losses, net	(929)	(1,021)
Changes in deferred revenue	77,662	40,832
Changes in other operating assets and liabilities	122,782	112,994
Net cash provided by operating activities	989,601	730,370

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	7,894	169,320
Purchases of property and equipment	(95,142)	(30,903)
Purchases and sales of long-term investments, intangibles and other assets, net	(6,514)	(17,673)
Acquisitions, net of cash	—	(459,626)
Net cash used for investing activities	(93,762)	(338,882)

Cash flows from financing activities:
Purchases of treasury stock	(300,000)	(200,000)
Taxes paid related to net share settlement of equity awards, net of proceeds from treasury stock reissuances	(240,969)	(131,227)
Repayment of capital lease obligations	(304)	(268)
Net cash used for financing activities	(541,273)	(331,495)
Effect of exchange rate changes on cash and cash equivalents	6,343	(2,412)
Net increase in cash and cash equivalents	360,909	57,581
Cash and cash equivalents at beginning of period	2,306,072	1,011,315
Cash and cash equivalents at end of period	$2,666,981	$1,068,896

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	March 2, 2018	March 3, 2017	December 1, 2017
Operating income:

GAAP operating income	$702,733	$468,999	$649,340
Stock-based and deferred compensation expense	136,414	103,578	122,180
Restructuring and other charges	—	—	(359)
Amortization of purchased intangibles	31,704	35,464	34,817
Non-GAAP operating income	$870,851	$608,041	$805,978

Net income:

GAAP net income	$583,076	$398,446	$501,549
Stock-based and deferred compensation expense	136,414	103,578	122,180
Restructuring and other charges	—	—	(359)
Amortization of purchased intangibles	31,704	35,464	34,817
Investment (gains) losses, net	(2,996)	(2,557)	(2,292)
Income tax adjustments*	23,987	(63,209)	(25,982)
Non-GAAP net income	$772,185	$471,722	$629,913

Diluted net income per share:

GAAP diluted net income per share	$1.17	$0.80	$1.00
Stock-based and deferred compensation expense	0.27	0.21	0.24
Amortization of purchased intangibles	0.06	0.07	0.07
Investment (gains) losses, net	—	(0.01)	—
Income tax adjustments*	0.05	(0.13)	(0.05)
Non-GAAP diluted net income per share	$1.55	$0.94	$1.26

Shares used in computing diluted net income per share	499,433	500,861	500,060

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*
During the first quarter of fiscal 2018, the $24 million GAAP to non-GAAP income tax adjustment includes a provisional tax charge relating to the enactment of the Tax Cuts and Jobs Act that was excluded from non-GAAP earnings. The Company has recorded a provisional tax expense of $118 million, which is comprised of $86 million for fiscal year 2018 plus other ancillary effects recorded in the first fiscal quarter, related to the U.S. mandatory one-time transition tax on accumulated non-U.S. earnings. The Company also recorded $10 million related to the remeasurement of deferred taxes. The amounts are provisional based on the Securities and Exchange Commission Staff Accounting Bulletin No. 118. The remaining $104 million was related to other tax matters that are included in the annual non-GAAP tax rate.

Non-GAAP Results (continued)

Three Months Ended
March 2, 2018
Effective income tax rate:

GAAP effective income tax rate	17.0%
Resolution of income tax examinations	2.0
Income tax adjustments	9.0
Impacts of the Tax Act	(17.0)
Non-GAAP effective income tax rate**	11.0%

_________________________________________

* *
The GAAP effective income tax rate of 17% is the rate for the quarter based on tax events within the quarter. Income tax adjustments, which are included in both GAAP and non-GAAP earnings, will fluctuate from quarter-to-quarter but will normalize over the fiscal year due to the timing of tax events including the timing of recognition of excess tax benefits within each quarter.

Use of Non-GAAP Financial Information

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.

Adobe’s management believes it is useful for itself and investors to review, as applicable, both GAAP information as well as non-GAAP measures, which may exclude items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and certain activity in connection with technology license arrangements, investment gains and losses, the related tax impact of all of these items, income tax adjustments, and the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Adobe uses these non-GAAP measures in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods. Whenever such a non-GAAP measure is used, Adobe provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.